UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K/A

Amendment No. 4

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 19, 2005

_________________________________________________________________________________

EGPI FIRECREEK, INC.

_________________________________________________________________________________

(Exact name of registrant specified in charter)

Nevada	000-32507	88-0345961
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6564 Smoke Tree Lane

Scottsdale, AZ  85253

(Address of principal executive offices)  (Zip Code)

(480) 948-6581
(Registrant’s telephone number, including area code)

Energy Producers, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Note:  This amendment No. 4 adds additional information to Item 8.01, and an Item 9.01 (c) additional exhibit 99.1. All other Items remain unchanged from the Current Report on Form 8-K and Form 8K/A filed on May 24, May 26, 2005, June 2, and June 3, 2005 respectively.

ITEM 8.01 OTHER EVENTS

On June 16, 2005 the Registrant received an additional USD $2,000,000, completing its USD $4,000,000 plan of finance with Tirion Group, Inc. The Registrant is also in discussions working with Tirion in preparation for potential phases of finance related to oil and gas acquisition and development programs in one or more European or central Asian countries.

On June 14, 2005 the Board of Directors of the Registrant approved the signing of a Fee Protection Agreement with DLM Asset Management (“DLM”) herewith attached as Exhibit 99.1 furnished with this Report. Pursuant to the Agreement, as of June 16, 2005 the Registrant has paid in the aggregate a total of USD $400,000 to DLM in behalf of its plan of finance with Tirion Group, Inc., and includes term provisions whereon the Registrant has agreed to include in a forthcoming Registration Statement on Form SB-2, 6,700,000 5-Year Warrants at $.06 strike price per share as part of DLM’s compensation.

On June 17, 2005 the Registrant began preparation to commence a full buy back of 4 million restricted common shares with registration rights issued on May 31, 2005 to AJW Partners and others as part of the rights provided to the Registrant pursuant to a transaction previously reported in a prior amendment to this Report filed on June 2, 2005. The Registrant expects this transaction to be completed on or about June 21, 2005.

Regarding the Registrant’s previous plan of finance with AJW Partners and others (“AJW”), now fully repaid as previously reported: The Registrant has paid Sapphire Consulting and Confin International Investments (“Consultants”) a total of USD $125,000 cash to date for fees related to the Registrant’s previous plan of finance with AJW, and further in behalf of an uncompleted tri party Consulting and Finders Agreement Dated April 27, 2005 between Consultants and the Registrant. The Agreement, executed by Mr. Gregg Fryett, CEO of the Registrant, has been in constant negotiation with Consultants as to the final determination of terms therein regarding additional stock compensation interpretation presented by Sapphire Consulting and or Consultants, which is not suitable to the Board of Directors, and Management, and therewith not authorized by the Board in its present form. Therefore, the Registrant pursuant to Directive of the Board on June 16, 2005 has independently authorized a maximum 2,500,000 5-Year Warrants be included and listed in the Registrant’s forthcoming SB-2 Registration Statement with strike price of USD $0.043 per share, and further as the final compensation amount to be granted, which is subject to withdrawal or cancellation by the Board of the Registrant at any time for reasonable cause. At present, of the total 2,500,000 Warrants to be provided to Consultants, 40% of the total Warrants thereof or 1,000,000 will be listed and available to Sapphire Consulting and 60% of the total Warrants thereof or 1,500,000 will be listed and available to Confin International Investments.

Regarding the Registrant’s previous plan of finance with AJW, now fully repaid as previously reported: The Registrant has agreed to provide John Brigandi 250,000 5-Year Warrants to be included and listed in the Registrant’s forthcoming SB-2 Registration Statement with strike price of USD $0.043 per share as consulting bonus for his consulting work on the AJW transaction. John Brigandi received USD $19,000 cash compensation to date.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits

99.1

Fee Protection Agreement with DLM Asset Management

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

EGPI FIRECREEK, INC.

(formerly Energy Producers, Inc.)

By:   /s/  Dennis R. Alexander

Dennis R. Alexander

Chairman and CFO

Date:  June 20, 2005

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